UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

December 6, 2024

Date of Report (Date of earliest event reported)

NEW ERA HELIUM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

4501 Santa Rosa Dr. Midland, TX	79707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEHC	The Nasdaq Stock Market LLC
Warrants	NEHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K (this “Form 8-K”) is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Equity Purchase Facility Agreement

On December 6, 2024, following the closing of the business combination transaction by and among Roth CH V Holdings, Inc., Roth CH Acquisition V Co., New Era Holdings Corp. and Roth CH V Merger Sub, Inc. (the “Business Combination”), New Era Helium Inc., a Nevada corporation and the new name of the combined company (the “Company”), and an institutional investor (the “EPFA Investor”) entered into an Equity Purchase Facility Agreement (the “EPFA”). A copy of the EPFA is attached hereto as Exhibit 10.1 and is incorporated by reference. Pursuant to the EPFA, the Company has the right to issue and sell to the EPFA Investor, from time to time as provided therein, and the EPFA Investor must purchase from the Company, up to an aggregate of $75 million (the “Commitment Amount”) in newly issued shares (the “Advance Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to the satisfaction or waiver of certain conditions. The Company may issue up to 866,873 Advance Shares assuming a purchase price of $8.075 per Advance Share.

The EPFA also provides for the issuance of two pre-paid advances in the aggregate amount of $10 million, the first pre-paid advance in the amount of $7 million and the second pre-paid advance in the amount of $3 million, each of which to be evidenced by a senior secured convertible promissory note containing a 7% original issue discount (each, a “Note”), which is convertible into shares of Common Stock as described herein, the form of which is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference. On December 6, 2024, the EPFA Investor advanced to the Company the aggregate principal amount of approximately $6.5 million following the closing of the Business Combination in exchange for the issuane of a Note in aggegate principal amount of $7.0 million (the “First Pre-Paid Advance Note”). The second pre-paid advance for a Note in an aggregate principal amount of $3.0 million (the “Second Pre-Paid Advance Note”) will be advanced by the EPFA Investor to the Company no later than three (3) trading days following the date on which the initial Registration Statement (as defined in the EPFA) is declared effective by the U.S. Securities and Exchange Commission, subject to the satisfaction or waiver of certain conditions. The Notes are secured by all assets of the Company as described below. The proceeds from the First Pre-Paid Advance Note will be used first to repay certain debt and then the remainder for working capital and as otherwise set forth in the prospectus included in the Registration Statement. Currently, the First Pre-Paid Advance Note is initially convertible into 770,000 shares of Common Stock, assuming a conversion price of $10 and no accrued and unpaid interest. The Second Pre-Paid Advance Note will be initially convertible into 330,000 shares of Common Stock, assuming a conversion price of $10 and no accrued and unpaid interest.

The proceeds from the Second Pre-Paid Advance Note and sale of Advance Shares are expected to be used by the Company first to pay the then monthly payment on any outstanding Notes and then the remainder in the manner for working capital and as otherwise set forth in the prospectus included in the Registration Statement.

Pursuant to the terms of the EPFA, the Company is required to hold a special meeting of stockholders (the “Stockholder Meeting”), no later than ninety (90) calendar days following December 6, 2024, to seek approval of (i) the issuance of all of the shares of Common Stock that may be issuable pursuant to the Notes and the EPFA in compliance with the rules and regulations of Nasdaq and (ii) an amendment to the Company’s articles of incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000.

Upon the terms and subject to the conditions of the EPFA, at any time until the EPFA is terminated, the Company, in its sole discretion, has the right, but not the obligation, to issue and sell to the EPFA Investor, and the EPFA Investor must subscribe for and purchase from the Company, Advance Shares by the delivery to the EPFA Investor of Advance Notices (as defined below), on the following terms:

(i)            The Company must, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount (as defined below), it desires to issue and sell to the EPFA Investor in each Advance Notice and the time it desires to deliver each written notice to the EPFA Investor setting forth the number of Advance Shares that the Company desires to issue and sell to the EPFA Investor (the “Advance Notice”).

(ii)           There is no mandatory minimum Advances and there is no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(iii)          For so long as any amount remains outstanding under the Notes, without the prior written consent of the EPFA Investor, the Company may only submit an Advance Notice, if the aggregate purchase price owed to the Company from such Advances (“Advance Proceeds”) may be paid by the EPFA Investor by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the subject Notes (first towards accrued and unpaid interest, and then towards outstanding principal), subject to the Advance Proceeds being used by the Company first to pay the then monthly payment of the any outstanding Notes in accordance with the terms of the Notes and then the remainder in the manner as will be set forth in the prospectus included in any registration statement filed pursuant to the EPFA (and any post-effective amendment thereto) and any prospectus supplement thereto filed pursuant to the EPFA, including for working capital purposes for the Company and its subsidiaries.

(iv)         If there is any default under the Notes, the Company may only submit an Advance Notice if the Company obtains the prior written consent of the EPFA Investor and the Company must use the proceeds from the sale of the Advance Shares under the EPFA to first pay the Company’s senior Indebtedness, including amounts outstanding under any Notes as provided in Section 7.15 of the EPFA, subject to certain exceptions.

“Maximum Advance Amount” means:

•	“Accelerated Purchase Maximum Advance Amount” in respect of each Advance Notice with an accelerated purchase pricing period, 400% of the average daily trading volume over the five trading days before the notice date, but not exceed the ownership and registration limitations in the EPFA; and

•	“Regular Purchase Maximum Advance Amount” in respect of each Advance Notice with a regular purchase pricing period, 100% of the average daily trading volume over the five trading days before the notice date, also subject to the ownership and registration limitations in the EPFA.

The price per Advance Share will be determined by multiplying the market price by 95% in respect of an Advance Notice, which shall be reduced by one-third (1/3rd) for each Excluded Day Purchase Price (as defined in the EPFA), which is not known at the time an Advance Notice is delivered but shall be determined on each closing based on the daily prices of the Advance Shares that are the inputs to the determination of the purchase price.

While the Notes are outstanding, the Company cannot issue, sell, grant, or otherwise dispose of any securities, or enter into any agreement or arrangement to do so, at a price per security less than 120% of $2.00 per share of Common Stock (the “EPFA Floor Price”) on such date, or otherwise provide rights to acquire securities at an effective price per security below 120% of the EPFA Floor Price unless the Company uses the proceeds of such transaction to fully redeem such outstanding Notes.

Until the termination of the EPFA, the Company must maintain a minimum cash balance of $500,000.

As an inducement to entering into the EPFA, a designee of the EPFA Investor received 550,000 shares of Roth CH Acquisition V Inc. and such shares were converted into 550,000 shares of Common Stock in connection with Business Combination.

The Senior Secured Convertible Promissory Note

Each Note provides for a 7% original issue discount and is for a term of 15 months. Commencing on the ninetieth (90th) day following the applicable Issuance Date, and continuing on the same day of each successive calendar month until the entire outstanding principal amount has been repaid, the Company is required to make monthly payments to the holder of the Note (the “Holder”). Each monthly payment will be in an amount equal to the sum of (i) one twelfth (1/12) of the initial aggregate principal of the Note and all other notes issued pursuant to the EPFA, plus (ii) accrued and unpaid under the Note as of each payment date. Interest accrues on the outstanding principal balance hereof at an initial annual rate equal to 10% (“Interest Rate”), which Interest Rate will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Note).

Conversion Rights.

Conversion at Option of Holder. Each Note is convertible into shares of Common Stock at the option of the Investor at an initial conversion price of $10.00 per share (the “Conversion Price”). Subject to certain exceptions outlined in the Note, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Conversion Price of the Note then in effect, the Conversion Price will be reduced to equal the effective price per share in such dilutive issuance. The Conversion Price is also subject to a downward adjustment if an Event of Default occurs. The Conversion Price is subject to an initial floor price of $2.00 per share of Common Stock, however beginning on the effective date of the initial Registration Statement, and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the floor price will be reduced to 20% of the average volume weighted average price of the Common Stock for such trading day on the primary market of the Common Stock during regular trading hours as reported by Bloomberg L.P. (the “VWAP”) during the five (5) trading days immediately prior to such Floor Price Reset Date. Additionally, the Company may reduce the floor price to any amount set forth in a written notice to the Holder, provided that any such reduction will be irrevocable and will not be subject to increase thereafter. The Company may prepay the Note at its option, upon thirty (30) business days written notice, by paying a 10% redemption premium.

Event of Default Conversion. From and after the occurrence of an Event of Default, the Holder may elect to convert the Note into shares of the Common Stock at the “Event of Default Conversion Price”, which is equal to the lower of:

•	The Conversion Price then in effect; and

•	90% of the lowest WVAP of the Common Stock during the ten (10) consecutive trading days immediately prior to the date on which we received written notice of such conversion from such holder, subject to the Floor Price.

Limitations on Conversion. A Holder shall not have the right to convert any portion of the Note to the extent that, after giving effect to such conversion, the Holder (together with its related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the Holder, except that any increase will only be effective upon 61 days’ prior written notice to us.

Redemption Rights.

At any time, the Company may redeem in cash all, or any portion, of the Note, in an amount equal to the outstanding principal balance being redeemed, plus a 10% premium in respect of such principal amount, plus all accrued and unpaid interest, if any, on such principal amount.

The foregoing summary of the EPFA and the form of Note does not purport to be complete and is qualified in its entirety by reference to the agreements filed with this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Security Agreement

Also, on December 6, 2024, the Company, each of its subsidiaries (each, a “Grantor”), and the Investor, for itself and as the collateral agent (the “Collateral Agent”) for the benefit of the Secured Parties (as defined therein), entered into a Security Agreement (the “Security Agreement”) with respect to the Notes.

Pursuant to the Security Agreement, each Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to each type of property described in the Security Agreement, or in which or to which such Grantor has any rights, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”), including, but not limited to the Company’s Equipment, Inventory, Receivables, Related Contracts, Pledged Debt, Investment Property, Pledged Stock and Account Collateral (each as defined therein).

The Collateral secures and will secure all debts, obligations, liabilities, covenants and duties of every kind now or hereafter existing, absolute or contingent owed at any time to the Secured Parties by the Grantors under the Purchase Agreement, the Notes, the Guarantee and/or each other Transaction Document , or otherwise (whether or not evidenced by any note, indenture, guaranty or other agreement), whether principal, interest (including interest upon the occurrence of an Event of Default), fees, costs, expenses, including without limitation attorneys’ fees and expenses.

The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, a copy of which is filed as Exhibit 10.3 to this Form 8-K and are incorporated herein by reference.

Subsidiary Guarantee

Also, on December 6, 2024, each of the Company’s subsidiaries (the “Guarantors”) executed a guarantee agreement (the “Subsidiary Guarantee”), whereby each such Guarantor guaranteed to the EPFA Investor the prompt and full payment and performance of the Guaranteed Obligations of the Company under and pursuant to the Security Agreement.

The foregoing description of the Subsidiary Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsidiary Guaranty, a copy of which is filed as Exhibit 10.4 to this Form 8-K and are incorporated herein by reference.

Warrant Purchase Agreement

Also, on December 6, 2024, the Company and an institutional investor (the “Warrant Investor”) entered into a securities purchase agreement (the “Warrant Purchase Agreement”) pursuant to which the Company issued and sold to the Investor warrants to purchase up to $30,000,000 shares of Common Stock (the “Warrant Shares”) comprised of two tranches, (a) a warrant to purchase up to $10,000,000 shares of Common Stock (the “First Tranche Warrant”) and (b) a warrant to purchase up to $20,000,000 shares of Common Stock (the “Second Tranche Warrant” and together with the First Tranche Warrant, the “Warrants”). The Warrants may be exercised on any day on or after December 6, 2024, in whole or in part at an initial exercise price of $10.00 per share (the “Exercise Price”), subject to certain adjustments as provided in the applicable Warrant.

The number of Warrant Shares issuable upon exercise of First Tranche Warrant is equal to the quotient of (i) the product of (x) $10 million minus any amounts previously paid to exercise the Warrants and (y) multiplied by 110%, and (ii) divided by the Exercise Price then in effect. Currently, the number of Warrant Shares issuable upon exercise of the First Tranche Warrant is equal to 1,100,000, assuming an Exercise Price of $10. The number of Warrant Shares issuable upon exercise of Second Tranche Warrant is equal to 2,140,000, subject to certain adjustments.

The First Tranche Warrant and the Second Tranche Warrant will expire on the twenty (20) month anniversary and the five (5) year anniversary, respectively, of the effective date of the registration statement registering the resale of the Warrant Shares. Subject to certain exceptions outlined in the Warrants, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Exercise Price of the Warrants then in effect, the Exercise Price of the Warrants will be reduced to equal the effective price per share in such dilutive issuance. Further, the Exercise Price of the Warrants is subject to a floor price (the “Warrant Floor Price”) of $2.00 per share of Common Stock. Beginning the effective date of the initial registration statement, and on the same day of every six (6) months thereafter (each, a “Warrant Floor Price Reset Date”), the Warrant Floor Price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Warrant Floor Price Reset Date. Additionally, the Company may reduce the Warrant Floor Price to any amount set forth in a written notice to the Warrant holder, provided that any such reduction will be irrevocable and will not be subject to increase thereafter.

Pursuant to the terms of the Warrant Purchase Agreement, the Company is required to hold a Stockholder Meeting, no later than ninety (90) calendar days following December 6, 2024, to seek approval of (i) the issuance of all of the Warrant Shares in compliance with the rules and regulations of Nasdaq and (ii) an amendment to the articles of incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000.

The Warrant Investor will not have the right to exercise any portion of the Warrants to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of the Maximum Percentage of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior written notice to us.

The foregoing description of the Warrant Purchase Agreement, the First Tranche Warrant and the Second Tranche Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Purchase Agreement, the form of First Tranche Warrant and the form of Second Tranche Warrant, copies of which are filed as Exhibits 10.5, 10.6 and 10.7, respectively, to this Form 8-K and are incorporated herein by reference.

Registration Rights Agreements

On December 6, 2024, the Company also entered into (a) a registration rights agreement with the EPFA Investor with respect to the resale of the shares of Common Stock issuable pursuant to the EPFA and the Notes, and (b) a registration rights agreement with the Warrant Investor with respect to the resale of the shares of Common Stock issuable pursuant to the terms of the Warrants (together, the “Registration Rights Agreements”).

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreements, copies of which are filed as Exhibits 10.8 and 10.9, respectively, to this Form 8-K and are incorporated herein by reference.

Voting Agreements

Pursuant to the EPFA and the Warrant Purchase Agreement, and in connection with the Stockholder Meeting, stockholders holding at least 51% of the shares of Common Stock as of December 6, 2024 have executed voting agreements with the Company pursuant to which they have agreed to vote for the proposals to be approved in connection with each agreement.

The foregoing description of the Voting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Voting Agreement, copies of which are filed as Exhibit 10.10 and 10.11 to this Form 8-K and are incorporated herein by reference.

Until stockholder approval is obtained, the total cumulative number of shares of Common Stock that may be issued to each Investor until the applicable agreements will be limited to 19.99% of the number of shares of Common Stock issued and outstanding (the “Exchange Cap”) pursuant to the requirements of the Nasdaq Stock Market LLC or other applicable rules of the principal market on which the Company’s securities are listed. The Exchange Cap will be calculated based on the number of shares of Common Stock issued and outstanding as of the date of such agreement, which number shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by such agreement under the applicable rules of the principal market.

The EPFA, form of Note, Warrant Purchase Agreement, Warrants, Registration Rights Agreements and Voting Agreements contain customary representations, warranties, agreements and conditions, indemnification rights and obligations of the parties. Among other things, the EPFA Investor and Warrant Investor represented to the Company, that each of them is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)).

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Form 8-K is incorporated by reference in this Item 3.02. The Company offered and issued the First Pre-Paid Advance Note and the Warrants, and will issue the Advance Shares, Second Pre-Paid Advance Note and shares of Common Stock issuable pursuant to the Second Pre-Paid Advance Note and the Warrants, in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Equity Purchase Facility Agreement dated as of December 6, 2024
10.2	Form of Senior Secured Convertible Promissory Note
10.3	Security Agreement dated as of December 6, 2024
10.4	Subsidiary Guarantee dated as of December 6, 2024
10.5	Securities Purchase Agreement dated as of December 6, 2024
10.6	Form of First Tranche Warrant issued on December 6, 2024
10.7	Form of Second Tranche Warrant issued on December 6, 2024
10.8	Registration Rights Agreement (EFPA) dated as of December 6, 2024
10.9	Registration Rights Agreement (Warrants) dated as of December 6, 2024
10.10	Form of Voting and Support Agreement (EPFA) dated as of December 6, 2024
10.11	Form of Voting and Support Agreement (Warrant) dated as of December 6, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2024

NEW ERA HELIUM INC.

By:	/s/ E. Will Gray, II
Name:	E. Will Gray, II
Title:	Chief Executive Officer